UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 11, 2023

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2023, Transcat, Inc. (the “Company”) entered into an amendment (the “Amendment”) to a Share Purchase Agreement dated August 31, 2021 (the “Purchase Agreement”) with John Cummins and Ross Lane (the “Sellers”) associated with the Company’s purchase of all of the outstanding capital stock of Cal OpEx Limited (d/b/a NEXA Enterprise Asset Management), a private Irish company which owns all of the issued and outstanding capital stock of its U.S.-based subsidiary, Cal OpEx Inc., a Delaware corporation (collectively, “NEXA”). As described below, the Amendment changes the conditions necessary for the Sellers to receive potential earn-out payments, changes the lines of business included in the calculation of earnings before income taxes, depreciation and amortization (“EBITDA”), and changes the outside due date of any potential earn-out payments. The Company entered into the Amendment to reflect the SteriQual, Inc. and the commissioning, qualification, and validation (“CQV”) businesses operated and purchased since August 31, 2021 that are now part of NEXA (collectively, the “Cost Control and Data Compliance Services”).

Pursuant to the Purchase Agreement, the Sellers were entitled to potential earn-out payments in an aggregate amount of up to $7,500,000 for the calendar years ending December 31, 2022, 2023, 2024, and 2025 (each, an “Earn-Out Year”) if NEXA’s consolidated gross revenue, as defined in the Purchase Agreement, equaled or exceeded 70% of the target revenue specified in the Purchase Agreement and NEXA’s consolidated EBITDA percentage, as defined in the Purchase Agreement, equaled or exceeded 25% for a given earn-out year. The potential earn-out payment of up to $375,000 for the 2022 Earn-Out Year did not become due pursuant to the terms of the Purchase Agreement.

Pursuant to the Amendment, the Sellers are now entitled to potential earn-out payments in an aggregate amount of up to $7,125,000 for the remaining Earn-Out Years (2023, 2024 and 2025) if NEXA’s consolidated EBITDA, as defined in the Amendment, equals or exceeds 70% of the target EBITDA specified in the Amendment for a given earn-out year. Pursuant to the Amendment, the definition of EBITDA was revised to include EBITDA from the CQV business and incremental EBITDA from the SteriQual, Inc. business. The maximum earn-out payment will be received if NEXA’s consolidated EBITDA equals or exceeds 150% of the target EBITDA specified in the Amendment. The earn-out payments, if any, will be paid in shares of the Company’s common stock, par value $0.50 per share (“Common Stock”), calculated using the volume-weighted average closing price of Common Stock for 30 consecutive trading days ending on the trading day that is two days prior to the date the earn-out payment is to be paid (“VWAP”). If the VWAP is less than $45.07 per share, then the Company may pay the earn-out payment in cash in lieu of shares of Common Stock.

The Company believes the shift from EBITDA percentage to EBITDA in calculating potential earn-out payments more accurately reflects the operations of the Cost Control and Data Compliance Services. As the Cost Control and Data Compliance Services continue to scale, the Company believes the need to manage them as complimentary lead generators for its calibration services segment is best accomplished with a focus on EBITDA and not on EBITDA percentage, consistent with the Amendment.

Pursuant to the Purchase Agreement, the earn-out payment, if any, for an Earn-Out Year was due within 30 days of the completion of the Company’s financial statement audit for the Earn-Out Year and not later than June 30 of the year following such Earn-Out Year. Pursuant to the Amendment, the earn-out payment, if any, for an Earn-Out Year is now due within 30 days of the completion of the Company’s financial statement audit for the Earn-Out Year and not later than May 31 of the year following such Earn-Out Year.

The Company currently expects that its total earn-out obligations under the Amendment will be between $3.7 million and $4.5 million and that it will incur a corresponding one-time expense of the same amount in its consolidated statement of income for the quarter ending September 23, 2023. The Company expects this to result in a one-time reduction of net income of between $2.7 million and $3.4 million for the quarter ending September 23, 2023 related to the expected total earn-out payments pursuant to the Amendment. The Company anticipates that the expense incurred as a result of the Amendment will not reduce adjusted EBITDA for the quarter ending September 23, 2023 or future periods.

The foregoing summary of the Amendment and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and the Purchase Agreement filed with the Company’s Quarterly Report on Form 10-Q filed on November 3, 2021.

Forward-Looking Statements and Disclaimer

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “believe,” “continue,” “expects,” “anticipates,” “will,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to anticipated EBITDA for NEXA and its associated businesses, anticipated growth for NEXA and its associated businesses, the estimated earn-out payments under the Amendment and associated expenses to be recognized in the Company’s consolidated statement of income, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which the Company operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in the Company’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this Current Report on Form 8-K, whether as the result of new information, future events or otherwise.

The Company’s expected total earn-out obligations under the Amendment, its expected related expense in its consolidated statement of income for the quarter ending September 23, 2023, and its expected related reduction of net income in its consolidated statement of income for the quarter ending September 23, 2023 reflected above are preliminary and unaudited, and they are based upon the Company’s preliminary estimates as of the date of this Current Report on Form 8-K. They are subject to further internal review by the Company’s management and the compilation of actual results. The Company has provided ranges for this data because its closing procedures for the quarter ended September 23, 2023 are not yet complete and, as a result, complete financial data for the quarter ending September 23, 2023 is not yet available. While the Company expects its actual results will be within the provided ranges, its actual results may differ materially from the preliminary estimates above.

The Company’s independent registered public accounting firm, Freed Maxick CPAs, P.C. (“Freed Maxick”), has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimates. Accordingly, Freed Maxick does not express an opinion or any other form of assurance with respect to the preliminary estimates.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Share Purchase Agreement dated August 31, 2021 by and among Transcat, Inc., John Cummins and Ross Lane, dated September 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 12, 2023	By:	/s/ James M. Jenkins
James M. Jenkins
Chief Legal Officer, Corporate Development Officer and Corporate Secretary